Exhibit 10.2

FIRST AMENDMENT

TO THE

PAYCOM SOFTWARE, INC.

EMPLOYEE STOCK PURCHASE PLAN

This FIRST AMENDMENT TO THE PAYCOM SOFTWARE, INC. EMPLOYEE STOCK PURCHASE PLAN (this “Amendment”), dated as of August 4, 2025, is made and entered into by Paycom Software, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Paycom Software, Inc. Employee Stock Purchase Plan (the “Plan”).

RECITALS

WHEREAS, Section 18 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time and from time to time; and

WHEREAS, the Board desires to amend the Plan to clarify that the shares of Common Stock reserved for issuance under the Plan may be (i) shares of Common Stock purchased by the Designated Agent on the open market or (ii) shares of Common Stock issued from treasury or from authorized but unissued shares.

NOW, THEREFORE, in accordance with Section 18 of the Plan, the Company hereby amends the Plan, effective as of the date hereof, as follows:

1. Section 12(a) of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 12(a):

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof, the maximum number of shares of the Common Stock which may be acquired pursuant to Options under the Plan shall be two million (2,000,000) shares of Common Stock. Either shares issued heretofore or hereafter may be made subject to Options under the Plan. The shares of Common Stock that may be acquired pursuant to Options under the Plan may be shares available from authorized but unissued Common Stock, shares of Common Stock held by the Company in its treasury, or shares of Common Stock purchased by the Designated Agent on the open market or otherwise; provided, however, that no more than the total number of shares of Common Stock as set forth above (as adjusted pursuant to Section 17 hereof), shall be acquired pursuant to Options under the Plan. If, for any reason, any Option under the Plan terminates in whole or in part, shares subject to such terminated Option may be again available pursuant to an Option under the Plan.

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

* * * * * * * *

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

PAYCOM SOFTWARE, INC.

By:	/s/ Robert D. Foster
Name:	Robert D. Foster
Title:	Chief Financial Officer and Treasurer